EXECUTION VERSION

STANDBY EQUITY DISTRIBUTION AGREEMENT

THIS STANDBY EQUITY DISTRIBUTION AGREEMENT dated as of July 1, 2014 (this “Agreement”) is made by and between YA GLOBAL MASTER SPV LTD., a Cayman Islands exempt limited partnership (the “Investor”), and GLASSESOFF INC., a company organized under the laws of the State of Nevada (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to $15,000,000 of the Company’s common stock, $0.001 par value per share (the “Common Stock”); and

WHEREAS, the Common Stock is quoted on the OTCBB under the symbol “GLSO;” and

WHEREAS, the offer and sale of the Common Stock issuable hereunder will be made in reliance upon the provisions of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

Article I. Certain Definitions

Section 1.01         “Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

Section 1.02         “Advance Date” shall mean the 1st Trading Day after expiration of the applicable Pricing Period for each Advance.

Section 1.03         “Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.

Section 1.04         “Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.01(c) of this Agreement) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

Section 1.05         “Affiliate” shall have the meaning set forth in Section 3.08.

Section 1.06         “Articles of Incorporation” shall have the meaning set forth in Section 4.03.

Section 1.07         “Bylaws” shall have the meaning set forth in Section 4.03.

Section 1.08         “Commitment Amount” shall mean the aggregate amount of up to $15,000,000.

Section 1.09         “Commitment Fee” shall have the meaning set forth in Section 13.05.

Section 1.10         “Commitment Fee Shares” shall have the meaning set forth in Section 13.05.

Section 1.11         “Company Indemnitees” shall have the meaning set forth in Section 5.02.

Section 1.12         “Commitment Period” shall mean the period commencing on the Effective Date, and expiring upon the date of termination of this Agreement in accordance with Section 11.02.

Section 1.13         “Common Stock” shall have the meaning set forth in the recitals of this Agreement.

Section 1.14          “Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

Section 1.15          “Damages” shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements and costs and expenses of expert witnesses and investigation); provided, that “Damages” shall not include any incidental, consequential (including lost profits), punitive, special, indirect or exemplary damages, damages for diminution in value, or damages calculated on a multiple of earnings or similar basis.

Section 1.16         “Effective Date” shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Shares.

Section 1.17         “Environmental Laws” shall have the meaning set forth in Section 4.08.

Section 1.18         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.19         “Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

Section 1.20         “Investor Indemnitees” shall have the meaning set forth in Section 5.01.

Section 1.21         “Market Price” shall mean the lowest daily VWAP of the Common Stock during the relevant Pricing Period that is greater than or equal to the Minimum Acceptable Price.

Section 1.22         “Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or would reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement, other than, with respect to each of the foregoing (x) any event, matter or circumstance generally affecting the economy of the United States or Israel, (y) any national or international political or social condition or event, including the engagement by the United States or Israel in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or Israel or any of their respective territories, possessions, or diplomatic or consular offices, or upon any military installation of the United States or Israel, and its effect upon the Company or (z) any change in GAAP (provided that, in the case of the preceding clauses (x), (y) and (z), to the extent the same does not have a disproportionate impact on the Company relative to other companies in the same industry as the Company).

Section 1.23         “Maximum Advance Amount” shall be the lower of (x) $500,000 and (y) the average of the Daily Value Traded for the five (5) Trading Days immediately prior to the Advance Notice Date where “Daily Value Traded” is the product obtained by multiplying the trading volume for such day by the VWAP for such day.

Section 1.24         “Minimum Acceptable Price” or “MAP” shall be 85% of the VWAP for the Trading Day immediately preceding Advance Notice Date.

Section 1.25         “Material Outside Event” shall have the meaning set forth in Section 6.07.

Section 1.26         “Ownership Limitation” shall have the meaning set forth in Section 2.01(a).

Section 1.27         “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.28         “Plan of Distribution” shall have the meaning set forth in Section 6.01(a).

Section 1.29         “Pricing Period” shall mean the five (5) consecutive Trading Days commencing on the Trading Day immediately following the Advance Notice Date.

Section 1.30         “Principal Market” shall mean the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCBB, or the NYSE Euronext, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.31         “Purchase Price” shall mean the price per share obtained by multiplying the Market Price by 98.5%.

Section 1.32         “Registrable Securities” shall mean (i) the Shares, and (ii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) the Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to the Registration Statement, (b) such Registrable Securities have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) are met, or (c) such Registrable Securities may be sold without any time, volume or manner limitations pursuant to Rule 144.

Section 1.33         “Registration Limitation” shall have the meaning set forth in Section 2.01(a)

Section 1.34         “Registration Period” shall have the meaning set forth in Section 6.01(b).

Section 1.35         “Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.36         “Regulation D” shall have the meaning set forth in the recitals of this Agreement.

Section 1.37         “SEC” shall mean the U.S. Securities and Exchange Commission.

Section 1.38         “SEC Documents” shall have the meaning set forth in Section 4.05.

Section 1.39         “Securities Act” shall have the meaning set forth in the recitals of this Agreement.

Section 1.40         “Settlement Document” shall have the meaning set forth in Section 2.02(a).

Section 1.41         “Shares” shall mean the Common Stock to be issued from time to time hereunder pursuant to Advances and any Commitment Fee Shares.

Section 1.42         “Trading Day” shall mean any day during which the Principal Market shall be open for business.

Section 1.43         “VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Stock for such date on the Principal Market as reported by Bloomberg L.P. during regular trading hours.

Article II. Advances

Section 2.01         Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, Common Stock on the following terms:

(a)	Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.01; provided, however, that (i) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount, (ii) the aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount, (iii) in no event shall the number of shares of Common Stock issuable to the Investor pursuant to an Advance cause the aggregate number of shares of Common Stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its affiliates to exceed 9.99% of the then outstanding Common Stock (the “Ownership Limitation”) and (iv) under no circumstances shall the aggregate number of Shares subject to an Advance Notice cause the number of Shares purchased by the Investor pursuant to this Agreement to exceed the number of Shares registered for resale under the Registration Statement(s) filed by the Company in respect of the transactions contemplated hereby (the “Registration Limitation”). Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that, because the Investor is irrevocably bound to acquire the shares of Common Stock that are subject of a valid Advance Notice delivered to the Investor, the Investor may sell such shares of Common Stock of such Advance Notice prior to taking possession of such shares.

(b)	Minimum Acceptable Price.

(i)	With respect to each Advance Notice (A) the amount of the Advance set forth in such Advance Notice shall automatically be reduced by 20% for each Trading Day during the Pricing Period for which the VWAP of the Common Stock is below the MAP in effect with respect to such Advance Notice (each such day, an “Excluded Day”), and (B) for the avoidance of doubt, each Excluded Day shall be excluded from the Pricing Period for purposes of determining the Market Price.

(ii)	The number of Shares to be issued and delivered to the Investor at each Closing (in accordance with Section 2.02) with respect to an Advance Notice with an Excluded Day shall be determined based on the Advance Notice amount as reduced pursuant to Section 2.01(b)(i) (the “Adjusted Advance Notice”); provided, however, that the Adjusted Advance Notice shall be automatically increased by an amount equal to the number of Shares sold by the Investor on such Excluded Day (in a total amount for each Excluded Day not to exceed 20% of the amount of the Advance set forth in the original Advance Notice) at a price per share equal to the MAP in effect with respect to such Advance Notice (without any further discount).

(c)	Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A. An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by the Investor in accordance with the instructions set forth on the bottom of Exhibit A if such notice is received prior to 5:00 pm Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by the Investor in accordance with the instructions set forth on the bottom of Exhibit A after 5:00 pm Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered on a day that is not a Trading Day.

(d)	Ownership Limitation; Commitment Amount. In connection with each Advance Notice delivered by the Company, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate amount of Advances to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion.

(e)	Registration Limitation. In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion.

Section 2.02         Closings. Each Closing shall take place as soon as practicable after each Advance Date in accordance with the procedures set forth below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)	On each Advance Date, the Investor shall deliver to the Company a written document in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the amount of the Advance (taking into account any adjustments pursuant to Section 2.01), the Purchase Price, the number of shares of Common Stock to be purchased by the Investor, and a report by Bloomberg, L.P. indicating the VWAP for each of the Trading Days during the Pricing Period, in each case in accordance with the terms and conditions of this Agreement.

(b)	Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than two Trading Days after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of shares of Common Stock registered in the name of the Investor as shall equal (x) the amount of the Advance specified in such Advance Notice or Adjusted Advance Notice, as applicable, divided by (y) the Purchase Price by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit/Withdrawal At Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto (which in all cases the resale of such shares of Common Stock shall be covered by an effective Registration Statement) against payment to the Company of the aggregate Purchase Price in respect of such shares of Common Stock in cash in immediately available funds to an account designated in writing by the Company. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. Any certificates evidencing Common Stock delivered pursuant hereto shall be free of restrictive legends. To facilitate the transfer of the Common Stock by the Investor, the Common Stock will not bear any restrictive legends so long as there is an effective Registration Statement covering such Common Stock.

(c)	On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Article III. Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Date:

Section 3.01         Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to executed deliver and perform this Agreement, including all transactions contemplated hereby. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor or its shareholders. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02         Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment. The Investor has not been provided with a prospectus, an offering memorandum or any other disclosure document in connection with its acquisition of the shares of Common Stock under this Agreement, and the Investor’s decision to acquire such shares of Common Stock has not been based upon any verbal or written representation made by or on behalf of the Company, or any officer, employee, agent or representative of the Company.

Section 3.03         No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of shares of Common Stock hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction.

Section 3.04         Investment Purpose. The shares of Common Stock purchased by the Investor hereunder are being purchased for its own account, for investment purposes and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws. The Investor agrees not to assign or in any way transfer the Investor’s rights or obligations under this Agreement or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer, except in accordance with applicable Federal and state securities laws. No other Person has or will have a direct or indirect beneficial interest in the Common Stock purchased by the Investor hereunder. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor’s shares of Common Stock unless such shares are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such registration is available.

Section 3.05         Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 3.06         Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and has received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal, tax, investment and other advice as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.07         No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock offered hereby.

Section 3.08         Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 3.09         Trading Activities. The Investor’s trading activities with respect to the Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Common Stock is listed or traded. Neither the Investor nor its affiliates has any open short position in the Common Stock, nor has the Investor entered into any hedging transaction that establishes a net short position with respect to the Common Stock, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales or hedging transactions with respect to the Common Stock; provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor has the right to sell the shares to be issued to the Investor pursuant to the Advance Notice prior to receiving such shares.

Article IV. Representations and Warranties of the Company

Except as stated below, on the disclosure schedules attached hereto or in the SEC Documents, the Company hereby represents and warrants to the Investor that the following are true and correct as of the date hereof and as of each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

Section 4.01         Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 4.02         Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement has been duly executed and delivered by the Company, (iv) this Agreement, assuming the execution and delivery thereof and acceptance by the Investor, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, liquidation or other laws from time to time relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

Section 4.03         Capitalization. The registered share capital of the Company as of the date hereof consists of 200,000,000 shares of Common Stock, of which 57,554,457 shares are issued and outstanding as of the date hereof, and 20,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding as of the date hereof. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents, none of the shares of Common Stock are subject to preemptive rights or any other similar rights. Except as disclosed in the SEC Documents and as may be issued from time to time under the Company’s publicly disclosed equity compensation plans, as of the date hereof, (i) there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of Common Stock or any of its contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any Common Stock, (ii) there are no outstanding debt securities, (iii) there are no outstanding registration statements and (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or the consummation of the transactions described herein. The Company has furnished or made available to the Investor true and correct copies of the Company’s Articles of Incorporation, as amended and restated and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s Bylaws, as amended and restated and as in effect on the date hereof (the “Bylaws”).

Section 4.04         No Conflict. The execution, delivery and, subject to the satisfaction of the Closing procedures set forth in Section 2.02 hereof, performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation or Bylaws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock are quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company is bound or affected and which would cause a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or Bylaws or other applicable organizational documents, or, to the Company’s knowledge, any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries that would cause a Material Adverse Effect. To the Company’s knowledge, the business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance or regulation of any governmental entity, except as would not cause a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable securities laws, and as required by the rules of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof except as such consent, authorization or order has been obtained as of the date hereof. The Company and its subsidiaries are not aware of any fact or circumstance which is reasonably expected to give rise to any of the foregoing.

Section 4.05         SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to Section 15(d) of the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the two years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act being hereinafter referred to as the “SEC Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents filed on and after August 5, 2013 complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.06         Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.07         Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.08         Environmental Laws. The Company and its subsidiaries (i) are in compliance in all material respects with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

Section 4.09         Title. Except as set forth in the SEC Documents or except as would not cause a Material Adverse Effect, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, liquidation or other laws from time to time relating to, or affecting generally, the enforcement of creditors’ rights and remedies) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 4.10         Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.11         Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.12         Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.13         Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.14         Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.15         Tax Status. Except as disclosed in the SEC Documents, the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject to be filed as of the date hereof and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 4.16         Certain Transactions. Except as set forth in the SEC Documents (or as not required to be disclosed pursuant to applicable law) none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.17         Fees and Rights of First Refusal. The Company is not obligated to offer the Common Stock offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.18         Use of Proceeds. The Company shall use the net proceeds from this offering for working capital and other general corporate purposes.

Section 4.19         Dilution. The Company is aware and acknowledges that issuance of shares of the Common Stock could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock.

Section 4.20         Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it may not be able to request Advances under this Agreement if the Registration Statement is not declared effective or if any issuances of Common Stock pursuant to any Advances would violate any rules of the Principal Market. The Company further is aware and acknowledges that any fees paid or shares issued pursuant to Section 13.04 hereunder shall be earned on the date hereof and are not refundable or returnable under any circumstances.

Article V. Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01         Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

Section 5.02         Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

Section 5.03         Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is ude.

Section 5.04         Contribution. In the event that the indemnity provided in Section 5.01 or Section 5.02 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Investor severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company or the Investor may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Investor on the other from transactions contemplated by this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Investor severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Investor on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total proceeds from the offering (net of all discounts and commissions but before deducting expenses) received by it, and benefits received by the Investor shall be deemed to be equal to the total discounts received by the Investor. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Investor on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Article V shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 5.04, the Investor shall not be required to contribute any amount in excess of the amount by which the Purchase Price for Shares actually purchased pursuant to this Agreement exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Article V, each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of the Investor shall have the same rights to contribution as the Investor, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5.04.

Section 5.05         Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedies which may otherwise be available to any indemnified person at law or in equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement for a period of three years.

Section 5.06         LIMITATION OF LIABILITY. NOTWITHSTANDING THE FOREGOING, NO PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

Article VI.
Covenants of the Company

Section 6.01         Registration Statement.

(a)	Filing of a Registration Statement. The Company shall prepare and file with the SEC a Registration Statement, or multiple Registration Statements for the resale by the Investor of the Registrable Securities. The Company in its sole discretion may chose when to file such Registration Statements; provided, however, that the Company shall not have the ability to request any Advances until the effectiveness of a Registration Statement. Each Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Exhibit D.

(b)	Maintaining a Registration Statement. The Company shall maintain the effectiveness of any Registration Statement that has been declared effective at all times during the shorter of (i) Commitment Period and (ii) the period during which any Registrable Securities remain outstanding (the “Registration Period”). Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c)	Filing Procedures. Not less than three business days prior to the filing of a Registration Statement and not less than one business day prior to the filing of any related amendments and supplements to all Registration Statements (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K), the Company shall furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable and prompt review of the Investor. The Investor shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within 24 hours of the receipt thereof. If the Investor fails to provide comments to the Company within such 24-hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Investor in the form originally delivered by the Company to the Investor.

(d)	Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, ten (10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor pursuant to a Registration Statement.

(e)	Amendments and Other Filings. The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(e) ) by reason of the Company’s filing a report on Form 10-K, or Form 8-K or any analogous report under the Exchange Act, the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.

(f)	Blue-Sky. The Company shall use its commercially reasonable efforts to, if applicable, (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its Articles of Incorporation or Bylaws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(f), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02         Listing of Common Stock. The Company shall use its commercially reasonable efforts to maintain the Common Stock’s authorization for quotation on the Principal Market and shall notify the Investor promptly if the Common Stock shall cease to be authorized for quotation on the Principal Market.

Section 6.03         Opinion of Counsel. The Company shall deliver to the Investor an opinion from counsel to the Company in the form attached hereto as Exhibit C prior to the first Advance Notice.

Section 6.04         Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.05         Transfer Agent Instructions. Upon effectiveness of the Registration Statement the Company shall deliver instructions and a legal opinion to its transfer agent to issue Common Stock to the Investor free of restrictive legends on or before each Advance Date.

Section 6.06         Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.07         Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will immediately notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related prospectus relating to an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate (other than, in the case of this clause (v), for routine post-effective amendments required in order to maintain the effectiveness of a Registration Statement filed on Form S-1); and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice, and the Investor shall not sell any Shares pursuant to a Registration Statement, during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (v), inclusive, a “Material Outside Event”).

Section 6.08         Consolidation; Merger. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.02 hereof.

Section 6.09         Issuance of the Company’s Common Stock. The sale of the Common Stock hereunder shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities law.

Section 6.10         Market Activities.         The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act.

Section 6.11         Opinion of Counsel Concerning Resales. Provided that the Investor’s resale of Common Stock received pursuant to this Agreement may be freely sold by the Investor either pursuant to an effective Registration Statement, in accordance with Rule 144, or otherwise, the Company shall obtain for the Investor, at the Company’s expense, any and all opinions of counsel which may be required by the Company’s transfer agent to issue such shares free of restrictive legends, or to remove legends from such shares.

Section 6.12         Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

Section 6.13         Sales. Without the written consent of the Investor, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Shares offered pursuant to the provisions of this Agreement and securities that may be issued by the Company under its publicly-disclosed equity compensation plnas) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to an Advance Notice Date and ending on the fifth (5th) Trading Day immediately following the corresponding Advance Date.

Section 6.14         Current Report. Promptly after the date hereof (and prior to the Company delivering an Advance Notice to the Investor hereunder), the Company shall file with the SEC a current report on Form 8-K or such other appropriate form as determined by counsel to the Company, relating to the transactions contemplated by this Agreement and shall provide the Investor with a reasonable opportunity to review such report prior to its filing.

Section 6.15         Black-out Periods. Notwithstanding any other provision of this Agreement, the Company shall not deliver an Advance Notice during any Company black-out periods or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

Article VII.
Conditions for Advance and Conditions to Closing

Section 7.01         Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date and Advance Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects.

(b)	Registration of the Common Stock with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Common Stock issuable pursuant to such Advance Notice. The Company shall have filed with the SEC all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction ate.

(c)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of the Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

(d)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(e)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(f)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have a Material Adverse Effect.

(g)	No Suspension of Trading in or Delisting of Common Stock. The Common Stock is quoted on a Principal Market and all of the shares issuable pursuant to such Advance Notice will be listed or quoted for trading on such Principal Market and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future. The issuance of Common Stock with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any written notice threatening the continued quotation of the Common Stock on the Principal Market.

(h)	Maximum Advance Amount. The amount of an Advance requested by the Company shall not exceed the Maximum Advance Amount.

(i)	Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved Common Stock for the issuance of all of the shares issuable pursuant to such Advance Notice.

(j)	Executed Advance Notice. The Investor shall have received the Advance Notice executed by an officer of the Company and the representations contained in such Advance Notice shall be true and correct as of the applicable Condition Satisfaction Date.

(k)	Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Shares relating to all prior Advances.

Article VIII.
Non-Disclosure of Non-Public Information

The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act or the rules and regulations of the SEC) to the Investor without also disseminating such information to the public, unless prior to disclosure of such information, the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review.

Article IX.
Non Exclusive Agreement

Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and, subject to the provisions in Section 6.13, the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Stock or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article X.
Choice of Law/Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this paragraph.

Article XI. Assignment; Termination

Section 11.01         Assignment. Neither this Agreement nor any rights of the parties hereto may be assigned to any other Person.

Section 11.02         Termination.

(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the date hereof, or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount.

(b)	The Company may terminate this Agreement effective upon ten (10) Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the shares of Common Stock under which have yet to be issued, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. In the event of any termination of this Agreement by the Company hereunder, so long as the Investor owns any Common Stock issued hereunder that would be Registrable Securities but for such termination, the Company shall not suspend or withdraw the Registration Statement or otherwise cause the Registration Statement to become ineffective, or voluntarily delist the Common Stock from the Principal Market.

(c)	Nothing in this Section 11.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

Article XII. Notices

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a business day, or, if not sent on a business day, on the immediately following business day, provided a copy is mailed by U.S. certified mail, return receipt requested or overnight carrier; (iii) seven (7) days after being sent by U.S. or Israeli certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications, except for Advance Notices which shall be delivered in accordance with Section 2.01(c) hereof, shall be:

If to the Company, to:	GlassesOff Inc.
5 Jabotinski Street POB 126
Ramat Gan 5252006, Israel
	Telephone:	(855) 393-7243
	Email:	nimrod.madar@glassesoff.com
With a copy to (which shall not Constitute notice or delivery of process) to:
Greenberg Traurig, P.A.
333 S.E. 2nd Avenue
Suite 4400
Miami, FL 3313
	Attention:	Robert L. Grossman

	Telephone	(305) 579-0756
	Email:	grossmanb@gtlaw.com

If to the Investor(s):	YA Global Master SPV Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
	Attention:	Mark Angelo
Portfolio Manager
	Telephone:	(201) 985-8300
	Email:	mangelo@yorkvilleadvisors.com

With a Copy (which shall not
Constitute notice or delivery of process) to:
David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
	Telephone:	(201) 985-8300
	Email:	legal@yorkvilleadvisors.com

Either party may change its information contained in this Article XII by delivering notice to the other party as set forth herein.

Article XIII. Miscellaneous

Section 13.01         Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Agreement.

Section 13.02         Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement; provided, however, that this Agreement may not be amended subsequent to the effectiveness of a Registration Statement.

Section 13.03         Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.04         Structuring and Due Diligence Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay to the Investor (or its designee) a structuring and due diligence fee of $3,000 on or before the date hereof.

Section 13.05         Commitment Fee. The Company shall pay to YA Global II SPV LLC (“YA II SPV”), as designee of the Investor, a commitment fee in an aggregate amount equal to $450,000 (the “Commitment Fee”), of which (i) $150,000 shall be paid within three (3) Trading Days of the date hereof, (ii) $150,000 shall be paid within (3) Trading Days of the date that the Company first receives Advances hereunder in cumulative amount exceeding $3,000,000 and (iii) $150,000 shall be paid within (3) Trading Days of the date that the Company first receives Advances hereunder in cumulative amount exceeding $6,000,000. The Company shall pay each portion of the Commitment Fee either in cash, or by issuing to YA II SPV shares of Common Stock (such shares, the “Commitment Fee Shares”), or a combination of cash and Commitment Shares, in each case at the Company’s sole election and in its sole discretion. The number of Commitment Fee Shares to be issued by the Company to YA II SPV shall be equal to the amount of the Commitment Fee the Company chooses to pay in Commitment Fee Shares divided by (y) the average of the VWAPs for the 5 consecutive Trading Days immediately prior to the date hereof with respect to the first tranche of the Commitment Fee, and (z) the average of the VWAPs for the five (5) consecutive Trading Days immediately prior to the date on which the applicable portion of the Commitment Fee becomes due. YA II SPV hereby represents and warrants to the Company that it is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 13.06         Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 13.07         No Sales or Transfers Absent Registration or Applicable Exemption. The Investor represents and warrants to the Company that it will not sell or otherwise transfer any Shares unless (i) a Registration Statement shall have been declared effective by the SEC and shall continue to be effective at the time of any such sale or transfer or (ii) there is an applicable exemption from registration under the Securities Act with respect to each such sale or transfer.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Distribution Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
GlassesOff Inc.

By:	/s/ Nimrod Madar
Name:	Nimrod Madar
Title:	President and Chief Executive Officer

INVESTOR:
YA Global Master SPV Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global, LLC
Its:	General Partner

By:	/s/ Ed Schinik
Name:	Ed Schinik
Title:	Chief Financial Officer

(solely for purposes of Section 13.05)

YA Global II SPV LLC

By:	/s/ Ed Schinik
Name:	Ed Schinik
Title:	Chief Financial Officer

EXHIBIT A
ADVANCE NOTICE

GLASSESOFF INC.

Dated: _________________

The undersigned, _______________________ hereby certifies, with respect to the sale of Common Stock of GlassesOff Inc. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Standby Equity Distribution Agreement, dated as of July 1, 2014 (the “Agreement”), as follows:

1.          The undersigned is the duly elected ______________ of the Company.

2.          There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post effective amendment to the Registration Statement.

3.          The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in the Agreement on or prior to the Advance Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Advance Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.          The undersigned hereby represents, warrants and covenants that it has made all filings (“SEC Filings”) required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934). All SEC Filings have been reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants. None of the SEC Filings contained, as of their respective dates of filing, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.          The Advance requested is _____________________.

6.          The Minimum Acceptable Price with respect to this Advance Notice is _________.

7.          9.99% of the outstanding Common Stock of the Company as of the date hereof is ___________.

The undersigned has executed this Advance Notice as of the date firs set forth above.

GLASSESOFF INC.

By:

Please deliver this Advance Notice by email with a follow up phone call to:

Email: Trading@yorkvilleadvisors.com

Attention: Trading Department and Compliance Officer

Confirmation Telephone Number: (201) 985-8300.

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

GlassesOff Inc.

Attn:

Email:

Below please find the settlement information with respect to the Advance Notice dated:

1.	(a) Amount of Advance Notice:	$

	(b) Amount of Advance Notice (after taking into account any adjustments pursuant to Section 2.01):	$

2.	Market Price:	$

3.	Purchase Price (Market Price X 98.5%) per share:	$

4.	Number of Shares due to Investor:

Please issue the number of Shares due to the Investor to the account of the Investor as follows:

Investor’s DTC participant #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

Contact person:

Number and/or email:

Sincerely,

YA GLOBAL MASTER SPV, LTD.

Approved By GlassesOff Inc.:

Name:

EXHIBIT C

FORM OF OPINION

1.          The Company is a corporation validly existing and in good standing under the laws of the State of Nevada, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company’s public filings, including reports filed or furnished by the Company under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and the rules and regulations of the Commission thereunder (the “Public Filings”) and to enter into and perform its obligations under the Standby Equity Distribution Agreement.

2.          The Company has the requisite corporate power and authority to enter into and perform its obligations under the Standby Equity Distribution Agreement and to issue the shares of Common Stock in accordance with its terms. The execution and delivery of the Standby Equity Distribution Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. The Standby Equity Distribution Agreement has been duly executed and delivered.

3.          The shares of Common Stock issuable under the Standby Equity Distribution Agreement are duly authorized and, upon issuance in accordance with the terms of the Standby Equity Distribution Agreement against payment therefore in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable, free of any liens, encumbrances and preemptive or similar rights, in each case arising under the Company’s Articles of Incorporation or By-laws or, to my knowledge, in any agreement filed by the Company as an exhibit to the Company’s Public Filings (other than inchoate liens existing as a result of statute and restrictions on transfer arising under applicable securities laws).

4.          The execution, delivery and performance of the Standby Equity Distribution Agreement by the Company and the consummation by the Company of the transactions contemplated thereby (other than performance by the Company of its obligations under the indemnification sections of such agreements, which are not subject to this opinion) will not (i) result in a violation of the Company’s Articles of Incorporation or Bylaws; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or indenture filed by the Company as an exhibit to the Company's Public Filings; or (iii) to my knowledge, result in a violation of any federal or Nevada law, rule or regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected.

5.          To my knowledge and other then as set forth in the Public Filings, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is subject which is required to be disclosed in any Public Filings.

EXHIBIT D

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Common Stock on the OTCBB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder is an, and any broker-dealers or agents that are involved in selling the shares may be deemed to be, “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because the Selling Stockholder is an “underwriter” within the meaning of the Securities Act, it is subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter (other than the Selling Stockholder) or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of the Common Stock sold by the Selling Stockholder and will bear all expenses related to the registration of this offering, but will not pay for any commissions, fees or discounts, if any, relating to the sale of the Common Stock sold by the Selling Stockholder. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Supplements

In the event of a material change in the plan of distribution disclosed in this prospectus, the Selling Stockholder will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

Regulation M

We have informed the Selling Stockholder that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934 with respect to any purchase or sale of our Common Stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our Common Stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Stockholder and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our Common Stock except for the purpose of preventing or retarding a decline in the open market price of the Common Stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market.

We have also advised the Selling Stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of Common Stock by the Selling Stockholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while the Selling Stockholder is distributing shares covered by this prospectus. Regulation M may prohibit the Selling Stockholder from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.